EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1, of our report dated April 1, 2013, of Premier Biomedical, Inc. relating to the financial statements as of December 31, 2012 and 2011, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas

December 13, 2013